MARKETING AND SALES DISTRIBUTION AGREEMENT


This Marketing and Sales Distribution agreement (the "Agreement") is made by and between K-9 Concepts, Inc. ("K-9") (the "Assigns") and Everise Water Technology Ltd. (hereafter referred to as "Supplier"), collectively the "Parties", to market and distribute the Vitamin C Showerhead and related product accessories, specifications of which are listed in Attachment A appended to this Agreement hereto (hereafter collectively referred to as the "Products"), on the 15th of January, 2006.

Whereas, Supplier supply the Vitamin C Showerhead and related accessories, based in the Special Administrative Region of Hong Kong, manufacture in Korea, of which a Product Specification Sheet list is hereby provided in Attachment A, and K-9 and its Assigns, are in the business of marketing and distributing items to the General Public.

NOW, THEREFORE, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

1. A. Supplier agrees to manufacture the Products and fulfill K-9's written purchase orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of forty-five days
   (45) days or less following the receipt of any written order.

   B. K-9 or its Assigns to pay for Products released by Supplier, K-9 will prepay 50% of the price up-front (deposit) and the remaining 50% of the Price upon shipping date, or pick up at the designated location in Canada office.

2. K-9 and its Assigns may use the Information in all its marketing and distribution efforts to sell the Products. K-9 agrees not to make any marketing claims in regard to the Products that are not supported by the Information supplied by Supplier.

3. Pricing for the Products will generally be determined by that listed in the detailed Product Listing per Attachment A. From time to time, Supplier can make reasonable adjustment(s) to the Price of the Products by giving K-9 written notification of such product price amendments.

   Although the price list acts as a guide for purchases made by K-9, discounts can be negotiated between both parties on any singular product purchase order submitted to Supplier, including the purchase of Products from a manufacturing overrun situation.

4. K-9 agrees  to  pay the price of product purchases in cash or cheque.   K-9
   will pay all related shipping costs, unless other arrangements have been expressly made.






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5. Termination will be effective sixty (60) days  following  the date that one
   Party delivers written notice of termination to the non-terminating Party. Notwithstanding this provision, K-9 or its Assigns will be permitted to sell, market, and distribute all Products that have been ordered from Supplier, or are in the possession of K-9 or its Assigns at termination.

6. This Agreement is non-exclusive with respect to Supplier's existing and future distribution channels.

7. There are no set minimum quota requirements for Product sales under this Agreement. Orders will be taken on a case-by-case basis by Supplier.

8. Supplier warrants and guarantees that Supplier holds all of the relevant trademarks, service marks, and all other like intellectual property rights to the Products, and further warrants that Supplier's Products are not subject to any claim (for infringement or otherwise), demand, or legal action by any third party. Supplier warrants and guarantees that to the best of its knowledge all claims made by Supplier about the Products are true and correct.

9. K-9 shall warrants that all the products supplied by the supplier or its assign, should not modify, copy, manufacture or clone in design, function or similar products.

10.All notices and other communications required or provided for under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Each party may, by notice to the other as provided herein, designate a different address at any time.

11.Supplier agrees to indemnify and hold K-9 and its Assign harmless from all actions, of whatever kind and nature, relating to or arising out of any consumer use of the Products and/or claims that Supplier's Products infringe upon any third party's patent, trademark, service mark, or other similar intellectual property right.

12.In the event of bankruptcy, insolvency, or receivership, and subject to the laws thereto, this Agreement shall remain in full force and effect and will be binding on supplier's assigns and the K-9's assigns, and successors to the fullest extent permitted by law.

13.All disputes arising out of or under this Agreement, which cannot be settled by agreement of the parties shall be submitted to the Hong Kong International Arbitration Centre (HKIAC), to be heard in Hong Kong under the rules then in force, or such other rules or venue to be agreed upon by both parties. The prevailing party in any dispute shall be reimbursed all of its reasonable costs, including reasonable attorney's fees.

14.This Agreement and the rights and obligations of the parties herein, shall be construed in accordance with the laws of Hong Kong Special Administrative Region of The People's Republic of China. The Parties hereby consent to the jurisdiction and venue of the courts of Hong Kong, or any court located in Hong Kong.




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15.This Agreement  may  be  signed  by  facsimile  if  required  in  as many counterparts as may be required.

Agreed to and accepted as of the 15th day of January, 2006 by:


EVERISE WATER TECHNOLOGY LTD.                  K-9 CONCEPTS, INC

Per:   /s/ Ivan Chan                           Per:  /s/ Albert Au
_____________________________                  _____________________________
..      IVAN CHAN (DIRECTOR)                    ALBERT AU (DIRECTOR)











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
                                  ATTACHMENT A



PRODUCT NUMBER                                              ITEM DESCRIPTION                                               PRICE
  SBH-208 W    Vitamin C shower set (white) without massage bidget. 2-Vitamin C Cartridges                                US42.00
    104 W      Vitamin C shower sets (white) with massage bidget. 2-Vitamin C Cartridges                                  US42.00
   104 W-S     Vitamin C shower set (white) with massage bidget. 1-Vitamin C Cartridge. 1-Sandalwood Vitamin C Cartridge  US43.60
   104 W-L     Vitamin C shower set (white) with massage bidget. 1-Vitamin C Cartridge. 1-Lavender Vitamin C Cartridge    US43.60
    104W-G     Vitamin C shower (white) with massage bidget. 1-Vitamin C Cartridge. 1-Geranium Vitamin C Cartridge        US43.60
    104CR      Vitamin C shower sets (Chrome) with massage bidget. 2-Vitamin C Cartridges                                 US45.00
   104CR-S     Vitamin C shower set (Chrome) with massage bidget. 1-Vitamin C Cartridge. 1-Sandalwood Vitamin C Cartridge US46.80
   104CR-L     Vitamin C shower set (Chrome) with massage bidget. 1-Vitamin C Cartridge. 1-Lavender Vitamin C Cartridge   US46.80
   104CR-G     Vitamin C shower set (Chrome) with massage bidget. 1-Vitamin C Cartridge. 1-Geranium Vitamin C Cartridge   US46.80
     113W      Vitamin C Massage shower sets (white)                                                                      US54.70
               2-Vitamin C Cartridges
    113W-S     Vitamin C Massage shower sets (white)                                                                      US56.50
               1-Vitamin C Cartridge. 1-Sandalwood Vitamin C Cartridge
    113W-L     Vitamin C Massage shower sets (white)                                                                      US56.50
               1-Vitamin C Cartridge. 1-Lavender Vitamin C Cartridge
    113W-G     Vitamin C Massage shower sets (white)                                                                      US56.50
               1-Vitamin C Cartridge. 1-Geranium Vitamin C Cartridge
    113CR      Vitamin C massage sets (Chrome)                                                                            US61.25
               2-Vitamin C Cartridges
   113CR-S     Vitamin C Massage shower sets (Chrome)                                                                     US63.00
               1-Vitamin C Cartridge. 1-Sandalwood Vitamin C Cartridge
   113CR-L     Vitamin C Massage shower sets (Chrome)                                                                     US63.00
               1-Vitamin C Cartridge. 1-Lavender Vitamin C Cartridge
   113CR-G     Vitamin C Massage shower sets (Chrome)                                                                     US63.00
               1-Vitamin C Cartridge, 1-Geranium Vitamin C Cartridge
   VCF-005     Vitamin C Cartridge                                                                                        US4.50
   VCF-S06     Sandalwood Vitamin C Cartridge                                                                             US6.30
   VCF-L07     Lavender Vitamin C Cartridge                                                                               US6.30
   VCF-G08     Geranium Vitamin C Cartridge                                                                               US6.30





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